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                                                                    Exhibit 23.3

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                   Consent of Independent Public Accountant

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                                   /s/ Arthur Andersen

Amsterdam The Netherlands
November 2, 2000